Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-219186

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
5.850% Notes due 2026	$600,000,000	99.943%	$599,658,000	$77,835.61
Guarantees of 5.850% Notes due 2026	(2)	(2)	(2)	(2)
6.350% Notes due 2031	$600,000,000	99.667%	$598,002,000	$77,620.66
Guarantees of 6.350% Notes due 2031	(2)	(2)	(2)	(2)
7.150% Notes due 2051	$300,000,000	99.632%	$298,896,000	$38,796.70
Guarantees of 7.150% Notes due 2051	(2)	(2)	(2)	(2)
Total	$1,500,000,000		$1,496,556,000	$194,252.97

(1)	The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	No separate filing fee is required pursuant to Rule 457(n) under the Securities Act.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 6, 2017)

$1,500,000,000

ONEOK, Inc.

$600,000,000 5.850% Notes due 2026

$600,000,000 6.350% Notes due 2031

$300,000,000 7.150% Notes due 2051

We are offering $600,000,000 aggregate principal amount of our 5.850% notes due 2026 (the “2026 notes”), $600,000,000 aggregate principal amount of our 6.350% notes due 2031 (the “2031 notes”) and $300,000,000 aggregate principal amount of our 7.150% notes due 2051 (the “2051 notes”). In this prospectus supplement, the term “notes” collectively refers to the 2026 notes, the 2031 notes and the 2051 notes.

The 2026 notes will bear interest at the rate of 5.850% per year and will mature on January 15, 2026. The 2031 notes will bear interest at the rate of 6.350% per year and will mature on January 15, 2031. The 2051 notes will bear interest at the rate of 7.150% per year and will mature on January 15, 2051. Interest on the notes is payable on January 15 and July 15 of each year, beginning on July 15, 2020. Interest on the notes will accrue from May 7, 2020. We may redeem the 2026 notes, the 2031 notes and the 2051 notes, in whole or in part, at any time at the redemption prices described under “Description of Notes—Optional Redemption.”

The notes will be senior unsecured obligations of ours and will rank equally in right of payment with all of our existing and future unsecured senior debt.

The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our subsidiaries. Each guarantee will rank equally in right of payment with all of such guarantor’s existing and future unsecured senior debt and other unsecured guarantees of senior debt. The notes and the guarantees will be effectively junior to any secured indebtedness of ours or any guarantor to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other obligations of our subsidiaries that do not guarantee the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 7 of the accompanying base prospectus.

	Offering Price to Public(1)	Underwriting Discounts	Proceeds to us Before Expenses
Per 2026 note	99.943%	0.600%	99.343%
Total	$599,658,000	$3,600,000	$596,058,000
Per 2031 note	99.667%	0.650%	99.017%
Total	$598,002,000	$3,900,000	$594,102,000
Per 2051 note	99.632%	0.875%	98.757%
Total	$298,896,000	$2,625,000	$296,271,000

(1)	Plus accrued interest, if any, from May 7, 2020, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any national securities exchange. Currently, there is no public market for the notes. We expect that the notes will be ready for delivery in registered book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York, on or about May 7, 2020.

Joint Book-Runners

Citigroup	BofA Securities	J.P. Morgan	Morgan Stanley	Wells Fargo Securities

Credit Suisse	RBC Capital Markets	Scotiabank

SMBC Nikko	SunTrust Robinson Humphrey	US Bancorp

Co-Manager

Tudor, Pickering, Holt & Co.

The date of this prospectus supplement is May 4, 2020.

S-i

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of notes. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If information varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement, the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying base prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus. Please read “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and the accompanying base prospectus.

We have not, and the underwriters have not, authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement or the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus or in any free writing prospectus is accurate on any date other than the respective date of such document.

Delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of pricing (such settlement being referred to as “T+3”). Pursuant to Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the day of pricing will be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

For the purposes of this section, all references to Regulations or Directives include, in relation to the United Kingdom (“UK”), those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

Prohibition of Sales to European Economic Area (“EEA”) and UK Retail Investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4 (1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation.

S-ii

MiFID II product governance—Any distributor subject to MiFID II subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the Issuer nor any of the Underwriters make any representations or warranties as to a Distributor’s compliance with the Delegated Directive.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about ONEOK. It is not complete and does not contain all the information that you should consider before investing in the notes. You should carefully read this prospectus supplement, the accompanying base prospectus and the other documents incorporated by reference herein and therein to understand fully ONEOK, the terms of the notes and the tax and other considerations that are important in making your investment decision. Please read “Risk Factors” and the other cautionary statements in this prospectus supplement, the accompanying base prospectus, our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference herein, for information regarding risks you should consider before investing in the notes.

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus supplement to “we,” “our,” “us,” the “Company,” “ONEOK” or similar references mean ONEOK, Inc. and its consolidated subsidiaries and predecessors. References to “ONEOK Partners” refer to ONEOK Partners, L.P., our wholly-owned subsidiary. References to the “Intermediate Partnership” refer to ONEOK Partners Intermediate Limited Partnership, a wholly-owned subsidiary of ONEOK Partners, L.P.

ONEOK, Inc.

ONEOK is a corporation incorporated under the laws of the state of Oklahoma, and our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “OKE.” We are a leading midstream service provider and own one of the nation’s premier natural gas liquids (NGLs) systems, connecting NGL supply in the Rocky Mountain, Permian and Mid-Continent regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. We apply our core capabilities of gathering, processing, fractionating, transporting, storing and marketing natural gas and NGLs through vertical integration across the midstream value chain to provide our customers with premium services while generating consistent and sustainable earnings growth.

Our Principal Executive Offices

Our principal executive offices are located at 100 West Fifth Street, Tulsa, Oklahoma, 74103-4298, and our telephone number at that address is (918) 588-7000. The information above concerning us is only a summary and does not purport to be comprehensive. We maintain a website at www.oneok.com that provides information about our business and operations. Information contained on this website, however, is not incorporated into or otherwise a part of this prospectus supplement or the accompanying base prospectus.

For a discussion of the impact of the coronavirus disease 2019 (“COVID-19”) on our business, operations and financial condition, including the risks associated with COVID-19, please see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference herein.

The Offering

References to “we,” “us” and “our” in this section titled “The Offering” refer to ONEOK, Inc. and not to any of its subsidiaries.

Issuer	ONEOK, Inc.

Notes Offered	$600 million aggregate principal amount of 5.850% notes due 2026.

$600 million aggregate principal amount of 6.350% notes due 2031.

$300 million aggregate principal amount of 7.150% notes due 2051.

Maturity	The 2026 notes will mature on January 15, 2026.

The 2031 notes will mature on January 15, 2031.

The 2051 notes will mature on January 15, 2051.

Interest Rate	The 2026 notes will bear interest at the rate of 5.850% per annum, accruing from May 7, 2020.

The 2031 notes will bear interest at the rate of 6.350% per annum, accruing from May 7, 2020.

The 2051 notes will bear interest at the rate of 7.150% per annum, accruing from May 7, 2020.

Interest Payment Dates

Interest on the 2026 notes, the 2031 notes and the 2051 notes will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2020, and at maturity or, if applicable, upon their earlier redemption.

Optional Redemption

Prior to December 15, 2025 (one month prior to their maturity date) in the case of the 2026 notes, prior to October 15, 2030 (three months prior to their maturity date) in the case of the 2031 notes and prior to July 15, 2050 (six months prior to their maturity date) in the case of the 2051 notes, we may redeem the notes of the applicable series, in whole or in part, at any time and from time to time, at our option, at the redemption price described in this prospectus supplement under “Description of Notes—Optional Redemption.”

On or after December 15, 2025 (one month prior to their maturity date), we may redeem the 2026 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date. On or after October 15, 2030 (three months prior to their maturity date), we may redeem the 2031 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date. On or after July 15, 2050 (six months prior to their maturity date), we may redeem the 2051 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date.

Guarantees	The notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by ONEOK Partners and the Intermediate Partnership.

Ranking	The notes will be senior unsecured obligations and will rank equally with all of our other existing and future unsecured senior debt and ONEOK Partners’ existing and future unsecured senior debt that we guarantee. The notes will be structurally subordinated to all indebtedness and liabilities of our subsidiaries that do not guarantee the notes. As of the issue date, only ONEOK Partners and the Intermediate Partnership will guarantee the notes. As of March 31, 2020, after giving effect to this offering, we and the guarantors would have had approximately $14.5 billion of indebtedness. Assuming we had completed this offering on March 31, 2020, after giving effect to the application of the net proceeds as described in “Use of Proceeds” in this prospectus supplement, the notes and the guarantees would have been structurally subordinated to approximately $19.4 million of outstanding indebtedness of our non-guarantor subsidiaries.

The guarantee of the notes by ONEOK Partners and the Intermediate Partnership will be senior unsecured obligations of ONEOK Partners and the Intermediate Partnership and will rank equally with their guarantees of our $2.5 billion revolving credit agreement, our $1.5 billion term loan facility, our approximately $8.9 billion of notes outstanding (excluding the notes offered hereby), our $2.5 billion commercial paper program and certain of our existing and future unsecured senior debt. The guarantee of the notes by ONEOK Partners will also rank equally with its existing $4.1 billion of senior notes outstanding and certain of its existing and future unsecured senior debt. Additionally, the guarantee of the notes by the Intermediate Partnership will rank equally with its existing guarantee of ONEOK Partners’ outstanding senior notes and any unsecured senior debt that the Intermediate Partnership may guarantee in the future. ONEOK Partners’ and the Intermediate Partnership’s guarantees will be structurally subordinated to all indebtedness of our other subsidiaries that do not guarantee the notes.

Covenants	We will issue the notes under an indenture that contains covenants for your benefit. The covenants restrict our ability, with certain exceptions, to:

•	merge or consolidate with another entity or transfer all or substantially all of our property and assets;

•	incur liens; and

•	enter into sale and leaseback transactions.

The indenture will not limit the amount of unsecured debt we or our subsidiaries may incur. The indenture restricts our and certain of our subsidiaries’ ability to incur secured indebtedness (subject to certain exceptions) unless the same security is also provided for the benefit of holders of the notes.

Use of Proceeds

We estimate the net proceeds from this offering, after deducting underwriting discounts and our estimated offering expenses, will be approximately $1.48 billion. We anticipate using the net proceeds from this offering to repay all outstanding borrowings under our term loan facility and for general corporate purposes, which may include the repayment of other existing indebtedness and the funding of capital expenditures. See “Use of Proceeds.”

Further Issues	We may, at any time, without notice to or consent of the holders of the 2026 notes, the 2031 notes or the 2051 notes, create and issue further notes ranking equally and ratably in all respects with the 2026 notes, the 2031 notes or the 2051 notes, as applicable, so that such further notes will be consolidated and form a single series with the 2026 notes, the 2031 notes or the 2051 notes, as applicable, with the same terms as the applicable series of notes. See “Description of Notes—Further Issues.”

Conflicts of Interest

Certain of the underwriters and/or their affiliates are lenders under our $1.5 billion term loan facility, lenders under our $2.5 billion revolving credit agreement and holders under our $2.5 billion commercial paper program. As described in “Use of Proceeds,” we anticipate that the net proceeds of this offering will be used to repay all outstanding borrowings under our $1.5 billion term loan facility. Because more than 5% of the proceeds of this offering, not including underwriting discounts and commissions, may be received by certain of the underwriters and/or their affiliates, this offering is being conducted in compliance with the requirements of FINRA Rule 5121, as administered by FINRA. Accordingly, the underwriters will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

Risk Factors

An investment in the notes involves risks. See “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

Trustee	U.S. Bank National Association.

Summary Consolidated Financial and Other Data

Set forth below is our summary historical consolidated financial data for the periods indicated. The operating data for the years ended December 31, 2019 and 2018 has been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus supplement. The operating data for the three months ended March 31, 2020 and 2019 has been derived from our unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference into this prospectus supplement. In the opinion of our management, the unaudited interim data includes normal recurring adjustments necessary for a fair statement of the results for these interim periods. Our summary historical results are not necessarily indicative of results to be expected in future periods.

The summary financial data should be read together with, and is qualified in its entirety by reference to, our historical consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference herein.

	Years Ended December 31,		Three Months Ended March 31,
	2018	2019	2019	2020
	(thousands of dollars, except share and per share data)
Operating data:
Total revenues	$12,593,196	$10,164,367	$2,779,958	$2,136,672
Cost of sales and fuel	9,422,708	6,788,040	1,956,377	1,276,928
Operations and maintenance	803,146	863,708	207,251	175,096
Depreciation and amortization	428,557	476,535	114,158	132,353
Impairment charges	—	—	—	604,024
General taxes	103,922	119,156	33,490	31,944
(Gain) loss on sale of assets	(601)	2,575	(60)	(204)
Operating income (loss)	1,835,464	1,914,353	468,742	(83,469)
Equity in net earnings from investments	158,383	154,541	43,481	44,627
Impairment of equity investments	—	—	—	(37,730)
Allowance for equity funds used during construction	7,962	64,815	12,441	15,409
Other income	674	27,058	9,360	8,522
Other expense	(14,928)	(18,003)	(3,462)	(3,995)
Interest expense (net of capitalized interest of $28,062 and $107,275 and $19,192 and $30,875, respectively)	(469,620)	(491,773)	(115,420)	(140,616)
Income (loss) before income taxes	1,517,935	1,650,991	415,142	(197,252)
Income tax (expense) benefit	(362,903)	(372,414)	(77,934)	55,395
Net income (loss)	1,155,032	1,278,577	337,208	(141,857)
Less: Net income attributable to noncontrolling interests	3,329	—	—	—
Net income (loss) attributable to ONEOK	$1,151,703	$1,278,577	$337,208	$(141,857)
Earnings (loss) per share of common stock
Net earnings (loss) per share, basic	$2.80	$3.09	$0.82	$(0.34)
Net earnings (loss) per share, diluted	$2.78	$3.07	$0.81	$(0.34)
Average shares (thousands)
Basic	411,485	413,560	412,908	414,282
Diluted	414,195	415,444	415,233	415,348
Dividends paid per share of common stock	$3.245	$3.53	$0.86	$0.935

RISK FACTORS

An investment in the notes involves risks. You should carefully consider all of the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus as provided under “Where You Can Find More Information,” including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and the risk factors described under “Risk Factors” therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying base prospectus. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

Risks Related to the Notes

Our indebtedness and guarantee obligations could impair our financial condition and our ability to fulfill our obligations, including our obligations under the notes.

As of March 31, 2020, prior to giving effect to this offering, we had total consolidated indebtedness of approximately $14.3 billion (exclusive of unamortized debt issuance costs and discounts). See “Capitalization.”

Our indebtedness and guarantee obligations could have significant consequences to you. For example, they could:

•

make it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness due to the increased debt-service obligations, which could, in turn, result in an event of default on such other indebtedness or the notes;

•	impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general business purposes;

•	diminish our ability to withstand a downturn in our business or the economy;

•

require us to dedicate a substantial portion of our cash flows from operations to debt-service payments, reducing the availability of cash for working capital, capital expenditures, acquisitions, dividends or general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared with our competitors that have proportionately less debt and fewer guarantee obligations.

If we are unable to meet our debt-service obligations, we could be forced to restructure or refinance our indebtedness, seek additional equity capital or sell assets. We may be unable to obtain financing or sell assets on satisfactory terms, or at all.

We are not prohibited under the indenture governing the notes from incurring additional indebtedness. Our incurrence of significant additional indebtedness could exacerbate the negative consequences mentioned above and could materially adversely affect our ability to repay the notes.

We have a holding company structure in which our subsidiaries and affiliates conduct our operations and own a substantial portion of our operating assets, causing us to be dependent upon their distributions to make payments on the notes.

As we are a holding company, our subsidiaries and affiliates conduct our operations and own a substantial portion of our operating assets. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to make distributions, dividends, loans or advances to us. The ability of our subsidiaries to make distributions, dividends, loans or advances to us may be restricted by, among other things, future credit facilities, applicable state partnership laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount of the notes at maturity, we may be required to adopt one or more alternatives, such as a refinancing of the notes. We cannot assure you that we would be able to refinance the notes on acceptable terms or at all.

As a result of our holding company structure, the notes will be structurally subordinated to liabilities and indebtedness of our subsidiaries other than ONEOK Partners and the Intermediate Partnership, which will guarantee the notes, and effectively subordinated to any of our and the guarantors’ secured indebtedness to the extent of the assets securing such indebtedness.

A substantial portion of our operating assets are owned by our subsidiaries or our affiliates. The notes will not be guaranteed by our subsidiaries or other affiliates, other than ONEOK Partners and the Intermediate Partnership, and our subsidiaries and such affiliates are not prohibited under the indenture that will govern the notes from incurring additional indebtedness. As a result, holders of the notes will be structurally subordinated to claims of third-party creditors, including holders of indebtedness, of these non-guarantor subsidiaries and such affiliates. Claims of those other creditors, including trade creditors, secured creditors, governmental authorities, and holders of indebtedness or guarantees issued by our non-guarantor subsidiaries, will generally have priority as to the assets of our non-guarantor subsidiaries over claims by the holders of the notes. As a result, rights of payment of holders of our indebtedness, including the holders of the notes, will be structurally subordinated to all those claims of creditors of our non-guarantor subsidiaries. Assuming we had completed this offering on March 31, 2020, after giving effect to the application of the net proceeds as described in “Use of Proceeds” in this prospectus supplement, the notes and the guarantees would have been structurally subordinated to approximately $19.4 million of outstanding indebtedness of our non-guarantor subsidiaries. In addition, if either of ONEOK Partners or the Intermediate Partnership is no longer our subsidiary or no longer has any capital markets debt securities outstanding or guarantees any capital markets debt securities issued by us or the other guarantor, in each case other than the notes, so long as no default or event of default under the indenture has occurred or is continuing, they will be released from their obligations under the indenture, and its guarantees will no longer be in effect.

In addition, holders of our and the guarantors’ secured indebtedness would have claims with respect to the assets constituting collateral for such indebtedness that are prior to your claims under the notes or the guarantees. We do not currently have any secured indebtedness, but may have secured indebtedness in the future. In the event of a default on such secured indebtedness or our bankruptcy, liquidation or reorganization, our assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the notes or the guarantees.

While the indenture governing the notes places some limitations on our ability to create liens, there are significant exceptions to these limitations, including with respect to sale and leaseback transactions, which will allow us to secure some kinds of indebtedness without equally and ratably securing the notes. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the notes and the holders of other claims against us with respect to our other assets.

Your ability to transfer the notes at a time or price you desire may be limited by the absence of an active trading market, which may not develop.

Each series of notes is a new issue of securities for which there is no established public market. Although we have registered the offer and sale of the notes under the U.S. Securities Act of 1933, as amended (the “Securities Act”), we do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes in any automated dealer quotation system. In addition, although the underwriters have informed us that they intend to make a market in each series of notes, as permitted by applicable laws and regulations, they are not obligated to do so, and they may discontinue their market making activities at any time without notice. An active market for the notes may not develop or, if developed, may not continue. In the absence of an active trading market, you may not be able to transfer the notes within a time or at a price you desire or at all.

Upon an event of default, we may have insufficient funds to make any payments due on the notes.

A default under the indenture that will govern the notes, the indentures governing our and ONEOK Partners’ senior notes, our revolving credit agreement, our term loan facility or any other debt that we may have outstanding from time to time could result in an event of default under that agreement after any applicable grace period. If not waived or rescinded, the default could result in acceleration of the debt outstanding under that agreement and a default with respect to, and an acceleration of, the debt outstanding under other debt agreements, including the indenture that will govern the notes. The accelerated debt would become immediately due and payable. If that occurs, we may not be able to make all of the required payments or borrow sufficient funds to refinance such debt. Even if new financing were available at that time, it may not be on terms that are acceptable to us. If our debt is in default for any reason, our business, financial condition and results of operations could be materially adversely affected.

USE OF PROCEEDS

We estimate the net proceeds from this offering, after deducting underwriting discounts and the estimated expenses of this offering payable by us, will be approximately $1.48 billion. We anticipate using the net proceeds from this offering to repay all outstanding borrowings under our term loan facility and for general corporate purposes, which may include the repayment of other existing indebtedness and the funding of capital expenditures.

As of March 31, 2020, we had $1.25 billion in borrowings outstanding under our term loan facility with a weighted-average interest rate of 1.86%. The borrowings under our term loan facility mature in November 2021. The term loan agreement contains an option, which may be exercised up to two times, to extend the term of the loan, in each case, for an additional one-year term, subject to the approval of the lenders thereunder.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2020, on:

•	a historical basis; and

•	an as adjusted basis to give effect to the offering of the notes offered hereby and the application of the net proceeds therefrom in the manner described under “Use of Proceeds.”

This table should be read in conjunction with our historical consolidated financial statements and the notes to those financial statements that are incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should also read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference herein.

	March 31, 2020
	Historical	As Adjusted
	(thousands of dollars)
Cash and cash equivalents	$531,630	$765,306

Debt, including current maturities:
5.850% notes due 2026	$—	$600,000
6.350% notes due 2031	—	600,000
7.150% notes due 2051	—	300,000
$2.5 billion revolving credit agreement(1)	—	—
$2.5 billion commercial paper program(2)	—	—
Current maturities of long-term debt	7,650	7,650
$1.5 billion term loan facility(3)	1,250,000	—

Other long-term debt	13,017,123	13,017,123

Total debt	14,274,773	14,524,773

Total shareholders’ equity	5,560,641	5,560,641

Total capitalization	$19,835,414	$20,085,414

(1)	As of April 29, 2020, ONEOK had no borrowings outstanding under its revolving credit agreement.
(2)	As of April 29, 2020, ONEOK had no amounts outstanding under its commercial paper program.
(3)	As of April 29, 2020, ONEOK had $1.25 billion outstanding under its term loan facility.

DESCRIPTION OF NOTES

The following description is a summary of the material terms of our notes. The descriptions in this prospectus supplement and the accompanying base prospectus contain a description of certain terms of the notes and the indenture under which the notes will be issued but do not purport to be complete, and reference is hereby made to the indenture that is an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus are a part and to the U.S. Trust Indenture Act of 1939, as amended. This summary supplements the description of debt securities in the accompanying base prospectus and, to the extent it is inconsistent, replaces the description in the accompanying base prospectus. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. The following description of the notes and the description of the debt securities contained in the accompanying base prospectus are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture. You may request a copy of the indenture from us as set forth under “Where You Can Find More Information” below. Whenever particular defined terms of the indenture are referred to, those defined terms are incorporated herein by reference. In this “Description of Notes,” references to “we,” “us” and “our” refer to ONEOK, Inc. and not to any of its subsidiaries.

General

Each series of notes will be issued under a senior indenture (as amended and supplemented from time to time, including supplements setting forth the terms of the notes) among us, ONEOK Partners, the Intermediate Partnership and U.S. Bank National Association, as trustee (the indenture, as supplemented, is referred to as the “indenture”).

The notes will be senior debt securities that will be our direct, unsecured obligations and will rank equally with all of our existing and future unsecured senior indebtedness. The notes will be guaranteed by ONEOK Partners and the Intermediate Partnership, two of our subsidiaries, however, such guarantors will not otherwise be subject to the covenants, obligations and duties provided for in the indenture solely in their capacity as guarantors. Each guarantee will rank equally in right of payment with all of such guarantor’s existing and future unsecured senior debt and their other unsecured guarantees of senior debt. The notes will be structurally subordinated to all existing and future debt and other obligations of our non-guarantor subsidiaries and will be effectively subordinated to all of our and the guarantors’ future secured debt to the extent of the value of the collateral securing such debt. Assuming we had completed this offering on March 31, 2020, after giving effect to the application of the net proceeds as described in “Use of Proceeds” in this prospectus supplement, the notes and the guarantees would have been structurally subordinated to approximately $19.4 million of outstanding indebtedness of our non-guarantor subsidiaries.

We will issue the 2026 notes in an initial aggregate principal amount of $600,000,000. We will issue the 2031 notes in an initial aggregate principal amount of $600,000,000. We will issue the 2051 notes in an initial aggregate principal amount of $300,000,000.

We will issue the notes in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof.

Because we conduct our operations through our subsidiaries, our ability to service our debt, including our obligations under the notes, and other obligations are dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of distributions, dividends, loans or advances from our subsidiaries or the repayment of loans or advances from us by our subsidiaries. Any payment of distributions, dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Our non-guarantor subsidiaries and affiliates have no obligation to pay any amounts due on the notes.

The notes will not be subject to a sinking fund provision.

The notes are subject to defeasance at our option as provided in the indenture. Unless we redeem the 2026 notes prior to maturity, the entire principal amount of the 2026 notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on January 15, 2026. Unless we redeem the 2031 notes prior to maturity, the entire principal amount of the 2031 notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on January 15, 2031. Unless we redeem the 2051 notes prior to maturity, the entire principal amount of the 2051 notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on January 15, 2051.

The indenture does not contain provisions that afford holders of the notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other unsecured debt or issue preferred stock.

Interest

Interest on the 2026 notes will accrue at 5.850% per annum from May 7, 2020, interest on the 2031 notes will accrue at 6.350% per annum from May 7, 2020 and interest on the 2051 notes will accrue at 7.150% per annum from May 7, 2020. Interest on the notes will be payable in U.S. dollars semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), beginning on July 15, 2020 and at maturity or, if applicable, earlier redemption. Interest payable on an Interest Payment Date will be paid to the person in whose name the note is registered at the close of business on January 1 or July 1, as the case may be (whether or not a business day in the City of New York), immediately preceding such Interest Payment Date.

Interest payable at maturity or earlier redemption will be paid against presentation and surrender of the related notes. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any Interest Payment Date, the maturity date or any redemption date is not a business day in New York, New York, the required payment shall be made on the next succeeding day that is a business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, maturity date or redemption date, as the case may be, to such next business day.

Optional Redemption

On or after December 15, 2025 (one month prior to their maturity date), we may redeem the 2026 notes, in whole or in part, at any time and from time to time, on at least 15 days, but not more than 60 days, prior notice mailed to each holder of the 2026 notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2026 notes being redeemed plus accrued and unpaid interest to the redemption date. On or after October 15, 2030 (three months prior to their maturity date), we may redeem the 2031 notes, in whole or in part, at any time and from time to time, on at least 15 days, but not more than 60 days, prior notice mailed to each holder of the 2031 notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2031 notes being redeemed plus accrued and unpaid interest to the redemption date. On or after July 15, 2050 (six months prior to their maturity date), we may redeem the 2051 notes, in whole or in part, at any time and from time to time, on at least 15 days, but not more than 60 days, prior notice mailed to each holder of the 2051 notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2051 notes being redeemed plus accrued and unpaid interest to the redemption date.

Prior to December 15, 2025 (one month prior to their maturity date) in the case of the 2026 notes, prior to October 15, 2030 (three months prior to their maturity date) in the case of the 2031 notes and prior to July 15, 2050 (six months prior to their maturity date) in the case of the 2051 notes, the notes of each series will be redeemable, in whole or in part, at any time and from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes; or

•

as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if the notes matured on the Par Call Date (not including any portion of those payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis assuming a 360-day year consisting of twelve 30 day months at the adjusted treasury rate plus 50 basis points for the 2026 notes, 50 basis points for the 2031 notes and 50 basis points for the 2051 notes plus, in each case, accrued and unpaid interest on the notes to the redemption date.

The quotation agent means the reference treasury dealer appointed by us to serve in that capacity. The term reference treasury dealer means each of Citigroup Global Markets Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective successors. If, however, any of Citigroup Global Markets Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC ceases to be a primary U.S. government securities dealer in the United States, we will substitute another primary treasury dealer, as applicable.

The adjusted treasury rate means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price of the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for that redemption date. The comparable treasury issue means the U.S. treasury security selected by the quotation agent as having a maturity comparable to the remaining term of such notes to be redeemed, assuming the notes matured on the Par Call Date, that would be used, at the time of a selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes assuming the notes matured on the Par Call Date. The Par Call Date means December 15, 2025, with respect to the 2026 notes, October 15, 2030, with respect to the 2031 notes and July 15, 2050, with respect to the 2051 notes, the date that is one month, three months and six months prior to the maturity date of the 2026 notes, the 2031 notes and the 2051 notes, respectively.

The comparable treasury price means, for any redemption date, the reference treasury dealer quotation for the redemption date.

A reference treasury dealer quotation means, with respect to any redemption date, the average, as determined by us, of the bid and asked prices for the comparable treasury issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the trustee on the third business day preceding the redemption date.

In case of a partial redemption, selection of the notes for redemption will be made by such method as the trustee in its discretion deems appropriate and fair and may provide for the selection for redemption of portions of the principal of notes. While the notes are held pursuant to the book-entry system, selection of notes for partial redemption will be made by the depositary pursuant to its practices and procedures. Notice of any redemption will be mailed by first class mail or sent electronically at least 15 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portions of the notes called for redemption.

Mandatory Redemption

We will not be required to make any mandatory sinking fund payments with regard to the notes or to redeem any of the notes before maturity.

Covenants

The notes will have the benefit of the covenants set forth under “Description of Debt Securities—Certain Restrictive Covenants Under Our Senior Indenture” and “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying base prospectus.

Guarantees

ONEOK Partners and the Intermediate Partnership will unconditionally guarantee the payment of the notes on a senior unsecured basis, however, will not otherwise be subject to the covenants, obligations and duties provided for in the indenture solely in their capacity as guarantors. Notwithstanding the preceding sentence, ONEOK Partners and/or the Intermediate Partnership will be released from their obligations under the indenture, and its guarantees will no longer be in effect, if such guarantor is (i) no longer our subsidiary or (ii) no longer (x) an obligor on, or issuer of, any capital markets debt securities or (y) a guarantor of any capital markets debt securities issued by us or the other guarantor, in each case other than the notes, so long as no default or event of default under the indenture has occurred or is continuing. In such event, such guarantor will give the trustee notice, and we and the trustee will execute and deliver a supplemental indenture reflecting the release of the guarantee. Such guarantor will also be released from its obligations under the indenture, and its guarantee will no longer be in effect, if either a defeasance or satisfaction and discharge of the indenture occur.

ONEOK Partners’ and the Intermediate Partnership’s guarantees will be senior unsecured obligations of ONEOK Partners and the Intermediate Partnership and will rank equally in right of payment with their guarantees of our $2.5 billion revolving credit agreement, our $1.5 billion term loan facility, our approximately $8.9 billion of notes outstanding (excluding the notes contemplated hereby), our $2.5 billion commercial paper program and certain of our existing and future unsecured senior debt. The guarantee of the notes by ONEOK Partners will also rank equally with its existing $4.1 billion of notes outstanding and certain of its existing and future unsecured senior debt. Additionally, the guarantee of the notes by the Intermediate Partnership will rank equally with its existing guarantee of ONEOK Partners’ outstanding senior notes and any unsecured senior debt that the Intermediate Partnership may guarantee in the future. ONEOK Partners’ and the Intermediate Partnership’s guarantees will be structurally subordinated to all indebtedness of our other subsidiaries.

Events of Default

The notes will have the events of default set forth under “Description of Debt Securities—Events of Default” in the accompanying base prospectus.

Further Issues

We may from time to time, without the consent of existing holders, create and issue additional notes having the same terms and conditions as either or both series of notes in all respects, except for settlement date, issue price and, if applicable, the first payment of interest on the additional notes. Additional notes issued in this manner will be consolidated with, and will form a single series with, the applicable series of outstanding notes. If any such additional notes are not fungible with the applicable series of outstanding notes for U.S. federal income tax or other purposes, they will be issued with a different CUSIP number (or other applicable identifying number).

Governing Law

The indenture and the notes for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Trustee and Paying Agent

U.S. Bank National Association is the trustee, paying agent and registrar under the indenture and the notes. We maintain customary banking relationships with U.S. Bank National Association.

Book-Entry System

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking S.A., Luxembourg (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JP Morgan Chase Bank will act as depositary for Euroclear.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described below under the heading “— Certificated Notes”:

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus supplement or in the accompanying base prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus supplement or the accompanying base prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The U.S. Securities and Exchange Commission (the “SEC”) has on file a set of the rules applicable to DTC and its direct participants.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except as provided below in “— Certificated Notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thus eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg is an indirect participant in DTC.

Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream, Luxembourg customer either directly or indirectly.

The Euroclear System

Euroclear has advised us that the Euroclear System was created in 1968 to hold securities for participants in the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions on the Euroclear System may now be settled in many currencies, including U.S. dollars. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

The Euroclear System is operated by Euroclear (the “Euroclear Operator”), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within the Euroclear System;

•	withdrawal of securities and cash from the Euroclear System; and

•	receipts of payments with respect to securities in the Euroclear System.

All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Euroclear further has advised us that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the notes.

The Euroclear Operator has advised us that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear participants credited with such interests in securities on the Euroclear Operator’s records, all Euroclear participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interest in securities actually on deposit.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Book-Entry Format

Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers Within and Among Book-Entry Systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement and Payment

The underwriters will settle the notes in immediately available funds. We will make principal and interest payments on the notes in immediately available funds or the equivalent. Secondary market trading between DTC direct participants will occur in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with their respective applicable rules and operating procedures and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity (if any) in the notes.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•

the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice;

•	an event of default occurs and is continuing with respect to the notes; or

•	we determine in our sole discretion that we will no longer have notes represented by global securities.

If any of the three above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. The trustee will reissue the notes in fully certificated registered form and will recognize the registered holders of the certificated notes as holders under the indenture.

Unless and until we issue the notes in fully certificated registered form, (1) you will not be entitled to receive a certificate representing your interest in the notes; (2) all references in this prospectus supplement or in the accompanying base prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus supplement or the accompanying base prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers in securities or traders in securities that elect to use the mark-to-market method of accounting;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the notes under the constructive sale provisions of the Code; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement.

If an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest

Interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from information reporting and backup withholding, including corporations and certain tax-exempt organizations, but may need to properly certify as to their exempt status. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for establishing such an exemption.

Tax Consequences Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussions below concerning backup withholding and FATCA, interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership;

•	the Non-U.S. Holder is not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from U.S. federal withholding tax on such interest as a result of an applicable income tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from U.S. federal withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates applicable to U.S. Holders. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (other than any amount allocable to accrued and unpaid interest, which will be treated as interest for U.S. federal income tax purposes and be subject to the rules discussed above under “—Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. Holders. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from, the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA applies currently to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, recently proposed Treasury Regulations would eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the notes described in this prospectus supplement through the underwriters named below. Citigroup Global Markets Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are the joint book-running managers of this offering and are acting as the representatives of the underwriters. We have entered into an underwriting agreement with the representatives on behalf of the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the principal amount of notes listed next to its name in the following table:

Underwriters	Aggregate Principal Amount of 2026 Notes	Aggregate Principal Amount of 2031 Notes	Aggregate Principal Amount of 2051 Notes
Citigroup Global Markets Inc.	$75,000,000	$75,000,000	$37,500,000
BofA Securities, Inc.	75,000,000	75,000,000	37,500,000
J.P. Morgan Securities LLC	75,000,000	75,000,000	37,500,000
Morgan Stanley & Co. LLC	75,000,000	75,000,000	37,500,000
Wells Fargo Securities, LLC	75,000,000	75,000,000	37,500,000
Credit Suisse Securities (USA) LLC	36,000,000	36,000,000	18,000,000
RBC Capital Markets, LLC	36,000,000	36,000,000	18,000,000
Scotia Capital (USA) Inc.	36,000,000	36,000,000	18,000,000
SMBC Nikko Securities America, Inc.	36,000,000	36,000,000	18,000,000
SunTrust Robinson Humphrey, Inc.	36,000,000	36,000,000	18,000,000
U.S. Bancorp Investments, Inc.	36,000,000	36,000,000	18,000,000
Tudor, Pickering, Holt & Co. Securities, LLC	9,000,000	9,000,000	4,500,000
Total	$600,000,000	$600,000,000	$300,000,000

The underwriting agreement provides that the obligation of the several underwriters to pay for and accept delivery of the notes is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market for each series of the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Underwriting Discounts

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering prices on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of 0.350% of the principal amount of the 2026 notes, 0.400% of the principal amount of the 2031 notes and 0.525% of the principal amount of the 2051 notes. The underwriters may allow, and the dealers may reallow, to other dealers a discount not in excess of 0.210% of the principal amount of the 2026 notes, 0.250% of the principal amount of the 2031 notes and 0.350% of the principal amount of the 2051 notes to certain dealers. After the initial public offering, the public offering prices and other selling terms may be changed.

The expenses of the offering, not including the underwriting discounts, are estimated at $2.8 million and are payable by us.

Price Stabilization, Short Positions

In order to facilitate the offering of the notes, the underwriters (or persons acting on their behalf) may over-over allot notes or effect transactions with a view to supporting the market price of the notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date of adequate public disclosure of the terms of the notes, and if begun may cease at any time, but must end no later than 30 calendar days after the date on which the issuer has received the proceeds of the issue, or no later than 60 calendar days after the date of allotment of the notes, whichever is earlier. Any stabilization action or over-allotment must be conducted by the relevant underwriter (or persons acting on their behalf) in accordance with all applicable laws and rules.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Settlement Cycle

Delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of pricing (such settlement being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the day of pricing will be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

Conflicts of Interest

Certain of the underwriters and/or their affiliates are lenders under our $1.5 billion term loan facility, lenders under our $2.5 billion revolving credit agreement and holders under our $2.5 billion commercial paper program. As described in “Use of Proceeds,” we anticipate that the net proceeds of this offering will be used to repay all outstanding borrowings under our $1.5 billion term loan facility. Because more than 5% of the proceeds of this offering, not including underwriting discounts and commissions, may be received by certain of the underwriters and/or their affiliates, this offering is being conducted in compliance with the requirements of FINRA Rule 5121, as administered by FINRA. Accordingly, the underwriters will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

Notice to Prospective Investors in the EEA and the UK

For the purposes of this section, all references to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA or the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Member State or the UK of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of notes shall require the issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer.

Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement and the accompanying prospectus.

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4 (1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA or the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation.

Each person in a Member State of the EEA or the UK who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement and the accompanying prospectus, or to whom the notes are otherwise made available will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the issuer that it and any person on whose behalf it acquires notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” as defined above.

Any distributor subject to MiFID II subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the Issuer nor any of the Underwriters make any representations or warranties as to a Distributor’s compliance with the Delegated Directive.

In connection with the offering, the underwriters are not acting for anyone other than the issuer. Neither the underwriters nor any of their EEA-regulated affiliates will be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The EEA and UK selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (iii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Each of the underwriters has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

•	Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the notes has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the company under section 708(12) of the Corporations Act; or

(iv)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)

you warrant and agree that you will not offer any of the notes for resale in Australia within 12 months of the notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Chile

The notes are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the notes do not constitute a public offer of, or an invitation to subscribe for or purchase, the notes in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) or an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

Each underwriter has represented and agreed that the prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, as defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) when the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B (1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Korea

The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The notes have not been listed on any of securities exchanges in the world, including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the notes. By the purchase of the notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the notes pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us or our subsidiaries for which they will receive customary fees. Affiliates of certain of the underwriters are also agents and/or lenders under our credit facilities and dealers under our $2.5 billion commercial paper program. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Various legal matters, including the validity of the notes offered by this prospectus supplement, will be passed on for ONEOK by Gable & Gotwals, a Professional Corporation, Tulsa, Oklahoma and by Latham & Watkins LLP, Houston, Texas. The underwriters will be represented by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flows and projected levels of dividends), liquidity, management’s plans and objectives for our future capital-growth projects and other future operations (including plans to construct additional natural gas and NGL pipelines, processing and fractionation facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated by reference into this prospectus supplement or the accompanying base prospectus identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “project,” “scheduled,” “should,” “will,” “would” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•

the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;

•

the length and severity of a pandemic or other health crisis, such as the recent outbreak of COVID-19 and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the factors herein, reduce the demand for natural gas, NGLs and crude oil and significantly disrupt or prevent us and our customers and counterparties from operating in the ordinary course for an extended period and increase the cost of operating our business;

•

the timing and extent of changes in energy commodity prices, including changes due to production decisions by other countries, such as the failure of countries to abide by recent agreements to reduce production volumes;

•	economic climate and growth in the geographic areas in which we do business;

•

risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•

competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	demand for our services and products in the proximity of our facilities;

•	the ability to market pipeline capacity on favorable terms, including the effects of:

•	future demand for and prices of natural gas, NGLs and crude oil;

•	competitive conditions in the overall energy market;

•	availability of supplies of United States natural gas and crude oil; and

•	availability of additional storage capacity;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’, customers’ or shippers’ facilities;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•

our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the profitability of assets or businesses acquired or constructed by us;

•	the risk of a slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	our ability to control construction costs and completion schedules of our pipelines and other projects;

•

the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives, production limits and authorized rates of recovery of natural gas and natural gas transportation costs;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•

the results of administrative proceedings and litigation, regulatory actions, executive orders, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, the PHMSA, the EPA and the CFTC;

•	difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines;

•	the capital-intensive nature of our businesses;

•	the mechanical integrity of facilities operated;

•

risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•

the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns;

•

our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt or have other adverse consequences;

•	actions by rating agencies concerning our credit;

•	our ability to access capital at competitive rates or on terms acceptable to us;

•	the impact and outcome of pending and future litigation;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	our ability to control operating costs and make cost-saving changes;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•

the risk inherent in the use of information systems in our respective businesses and those of our counterparties and service providers, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	the impact of potential impairment charges; and

•	the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also affect adversely our future results. These and other risks are described in greater detail under the caption “Risk Factors” in this prospectus supplement, the accompanying base prospectus, our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in our other filings that we make with the SEC, which are available via the SEC’s website at www.sec.gov and our website at www.oneok.com. Information contained in our website does not constitute part of this prospectus supplement or the accompanying base prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website. You also can obtain information about us at the offices of the NYSE, located at 11 Wall Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the consummation of the offering under this prospectus supplement:

•	Annual Report on Form 10-K (File No. 001-13643) for the year ended December 31, 2019, filed on February 25, 2020;

•	Quarterly Report on Form 10-Q (File No. 001-13643) for the quarter ended March 31, 2020, filed on April 29, 2020;

•	Current Reports on Form 8-K (File No. 001-13643) filed on January 16, 2020, February 27, 2020, March 10, 2020, and April 17, 2020; and

•

our Definitive Proxy Statement on Schedule 14A (File No. 001-13643) filed on April  3, 2020 (solely to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019).

If information in incorporated documents conflicts with information in this prospectus supplement, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address and phone number:

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Attention: Corporate Secretary

Telephone: (918) 588-7000

We and the underwriters have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Debt Securities, Common Stock, Stock Purchase Contracts,

Stock Purchase Contract Units, Preferred Stock, Depositary Shares, and Warrants

Guarantee of Debt Securities of ONEOK, Inc. by ONEOK Partners, L.P. and by ONEOK Partners Intermediate Limited Partnership

We may offer and sell, from time to time in one or more issuances, (1) one or more series of debt securities, which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness, which may be fully and unconditionally guaranteed by ONEOK Partners, L.P. and by ONEOK Partners Intermediate Limited Partnership and which may include terms permitting or requiring holders to convert or exchange their debt securities for common stock, preferred stock or other securities, (2) shares of our common stock, (3) stock purchase contracts, (4) stock purchase contract units that consist of (a) a stock purchase contract and (b) senior or subordinated debt securities, or preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a purchase contract, (5) shares of our preferred stock, which may include terms permitting or requiring holders to convert or exchange their preferred stock for common stock or other securities, (6) depositary shares, or (7) warrants.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “OKE.”

Investing in these securities involves certain risks. Please read “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 6, 2017.

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. We have not authorized anyone else to provide you with information other than the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

Unless we otherwise indicate or unless the context requires, all references in this prospectus to:

•	“ONEOK,” “we,” “our,” “us” or similar references mean ONEOK, Inc. and its subsidiaries, predecessors and acquired businesses;

•	“common stock” mean our common stock, par value $0.01 per share;

•	“preferred stock” means our preferred stock, par value $0.01 per share; and

•	“securities” mean the debt securities, common stock, stock purchase contracts, stock purchase contract units, preferred stock, depositary shares and warrants described in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: OKE), and you can obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K,

and amendments to those reports, is available free of charge through our website at http://www.oneok.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on, or accessible through, our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information.

The documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K (File No. 1-13643) for the year ended December 31, 2016, filed on February 28, 2017;

•	Quarterly Report on Form 10-Q (File No. 1-13643) for the period ended March 31, 2017, filed on May 3, 2017;

•

Current Reports on Form 8-K (File No.  1-13643) filed on January 19, 2017 (Item 8.01),  February 1, 2017 (only the first report filed on this date) (Items 1.01/9.01 (other than Exhibits 99.1 and 99.2)),  February 22, 2017 (Items 5.03/9.01),  February 24, 2017 (Items 8.01/9.01),  April 19, 2017 (Items 1.01/9.01, other than Exhibit 99.1),  April 20, 2017 (Items 3.02/3.03/5.03/9.01),  April 21, 2017 (Item 8.01),  May 2, 2017 (only Item  5.02 for the first report filed on this date), May 26, 2017 (only Item 5.07 for the first report filed on this date and Item 5.02 for the second report filed on this date), June  23, 2017 (Items 8.01/9.01), June 28, 2017 (Item 1.02), July 3, 2017 (Items 1.01/2.01/2.03/5.03/5.07/9.01 (other than Exhibit 99.1)) and July 6, 2017 (Items 8.01 and 9.01); and

•

the description of our common stock contained in our Form 8-A registration statement filed with the SEC on November 21, 1997, including any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Attention: Corporate Secretary

Telephone: (918) 588-7000

We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus or in any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained and incorporated in this prospectus are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected net income, capital expenditures, cash flow and projected levels of dividends), liquidity, management’s plans and objectives for our future growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this prospectus or the accompanying prospectus supplement identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

You should not place undue reliance on the forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;

•

competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•

the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•

the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and natural gas liquids (“NGLs”) from producing areas and our facilities;

•	difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines;

•	changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change;

•

the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns;

•

our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of our debt;

•

the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the Federal Energy Regulatory Commission (“FERC”), the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration, the United States Environmental Protection Agency and the U.S. Commodity Futures Trading Commission;

•	our ability to access capital at competitive rates or on terms acceptable to us;

•

risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:

•	future demand for and prices of natural gas, NGLs and crude oil;

•	competitive conditions in the overall energy market;

•	availability of supplies of Canadian and United States natural gas and crude oil; and

•	availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•

our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•

risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2016, and Part II, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the period ended March 31, 2017 and in our other filings that we make with the SEC, which are available via the SEC’s website at www.sec.gov and our website at www.oneok.com. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

ABOUT ONEOK

We are a corporation incorporated under the laws of the state of Oklahoma, and our common stock is listed on the New York Stock Exchange under the trading symbol “OKE.” We apply our core capabilities of gathering, processing, fractionating, transporting, storing and marketing natural gas and NGLs through the rebundling of services across the value chains through vertical integration in an effort to provide our customers with premium services at lower costs. We are a leader in the gathering, processing, storage and transportation of natural gas in the United States. In addition, we own one of the nation’s premier natural gas liquids systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions and the Permian Basin with key market centers.

RISK FACTORS

Before you invest in our securities, you should carefully consider the following risk factor with those risk factors included in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the SEC that are incorporated herein by reference and any prospectus supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified above under “Cautionary Statement Regarding Forward-Looking Statements.”

If any of the risks discussed below or in the foregoing documents were actually to occur, our business, financial condition, results of operations, or cash flow could be materially adversely affected. In that case, our ability to pay dividends to our shareholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

Our consolidated debt and guarantee obligations could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and place us at a competitive disadvantage.

In connection with our acquisition of the common units of ONEOK Partners, L.P. that we did not previously own, ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership entered into agreements guaranteeing our obligations under our $2.5 billion revolving credit agreement and our outstanding senior notes and commercial paper, and we entered into agreements guaranteeing ONEOK Partners’ obligations under its $1.0 billion term loan agreement and its outstanding senior notes. We are therefore liable for these debt obligations of ONEOK Partners, L.P. in the event of a default. Our indebtedness, along with our guarantee obligations, could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds, place us at competitive disadvantages compared with our competitors that have less debt and fewer guarantee obligations and/or have other adverse consequences.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, ONEOK will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges in each of the periods shown is as follows:

Three months ended March 31,	For the years ended December 31,
2017	2016	2015	2014	2013	2012
3.07x	2.99x	2.48x	3.18x	2.80x	3.39x

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of pretax income from continuing operations before adjustment for income or loss from equity investees plus fixed charges and distributed income of equity investees, less interest capitalized. “Fixed charges” consists of interest charges, the amortization of debt discounts and issue costs and the representative interest portion of operating leases.

DESCRIPTION OF DEBT SECURITIES

The following description states the general terms and provisions of our debt securities. The debt securities offered by this prospectus will be issued under one of two separate indentures among us, ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership (together with ONEOK Partners, L.P., the “Guarantors”), and U.S. Bank National Association, as trustee. We have filed the forms of indenture as exhibits to the registration statement of which this prospectus is a part. The debt securities will be unsecured obligations of ONEOK and will be either senior or subordinated debt. Senior debt will be issued under a senior indenture and subordinated debt will be issued under a subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus individually as an “Indenture” and collectively as the “Indentures.” Each prospectus supplement that we provide when we offer debt securities will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Unless otherwise specified in this prospectus, the term “debt securities” includes senior debt securities and subordinated debt securities and the descriptions of the debt securities describe both the senior debt securities and the subordinated debt securities unless otherwise specified in this prospectus or any prospectus supplement.

We have summarized the material terms and provisions of the Indentures in this section. The summary is not complete. We have filed the forms of each of the Indentures as exhibits to the registration statement of which this prospectus forms a part. You should read the applicable form of Indenture for additional information before you buy any debt securities. Each of the Indentures is qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the debt securities. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements and pricing supplement or supplements. Capitalized terms used but not defined in this summary have the meanings specified in the applicable Indenture. In this section, “we,” “us” and “our” refer only to ONEOK, Inc. and not to any of our subsidiaries.

Debt securities issued under either Indenture will be issued as part of a series that will be established pursuant to a supplemental indenture or other authorized corporate action designating the specific terms of the series of debt securities. A prospectus supplement will describe these terms and will include, among other things, the following:

•	the title of the debt securities of the particular series and whether the debt securities will be senior debt securities or subordinated debt securities;

•	the total principal amount of those debt securities and the percentage of their principal amount at which we will issue those debt securities;

•	the date or dates on which the principal of those debt securities will be payable;

•

the interest rate, the method for determining the interest rate (if the interest rate is variable), the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	the place or places where payments on those debt securities will be made, where holders may surrender their debt securities for transfer or exchange and where to serve notices or demands;

•	any provisions for optional redemption or early repayment;

•	any provisions that would obligate us to redeem, purchase or repay those debt securities;

•	any provisions for conversion or exchange of the debt securities;

•	whether payments on the debt securities of the particular series will be payable by reference to any index, formula or other method;

•	any deletions from, changes of or additions to the events of default, covenants or other provisions described in this prospectus;

•	the portion of the principal amount of those debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•

any additional means of defeasance of all or any portion of those debt securities, any additional conditions or limitations to defeasance of those debt securities or any changes to those conditions or limitations;

•	any provisions granting special rights to holders of the debt securities of the particular series upon the occurrence of events identified in the prospectus supplement;

•

if other than the trustee, the designation of any paying agent or security registrar for those debt securities and the designation of any transfer or other agents or depositories for those debt securities;

•

whether we will issue the debt securities of the particular series in individual physical certificates to each holder or in the form of temporary or permanent global securities that a depository will hold on behalf of holders;

•	the denominations in which we will issue the debt securities of the particular series or in which they may be owned, if other than $1,000 or any integral multiple of $1,000;

•

whether the debt securities of such series will be guaranteed by the Guarantors pursuant to the guarantee provisions of the Indenture governing such series, any modifications to the terms of such provisions applicable to the debt securities of such series and the applicability of any other guarantees; and

•

any other terms or conditions that are consistent with such Indenture, which may include the applicability of or change in the subordination provisions of such Indenture or providing collateral, security or assurance for a series of debt securities.

We may sell the debt securities at a discount (which may be substantial) below their stated principal amount. These discounted debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

Certain Restrictive Covenants Under Our Senior Indenture

Under the senior indenture, we have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding or, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “—Glossary.” Our Restricted Subsidiaries are those that own or lease a Principal Property.

Other than the restrictions on Liens and Sale/Leaseback transactions under the senior indenture described below, the Indentures and the debt securities do not contain any covenants or other provisions designed to protect holders of any debt securities in the event we participate in a highly leveraged transaction. The Indentures and the debt securities also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of change-in-control, recapitalization or similar restructuring or otherwise or upon a decline in our credit rating.

For these purposes, “debt” means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of indebtedness.

Limitation on Liens

We agree that we will not, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any debt secured by any Lien on any Principal Property, or on shares of stock or debt of any Restricted

Subsidiary, without making effective provision for the outstanding securities issued under the senior indenture (except as otherwise specified pursuant to an applicable supplemental indenture) to be secured by the Lien equally and ratably with (or prior to) any and all debt and obligations secured or to be secured thereby for so long as such debt is so secured, except that the foregoing restriction will not apply to:

•	Any Lien existing on the date of the first issue of securities under the senior indenture.

•

Any Lien on any Principal Property or Restricted Securities of any Person existing at the time such Person is merged or consolidated with or into us or a Restricted Subsidiary, or such Person becomes a Restricted Subsidiary.

•

Any Lien on any Principal Property existing at the time of acquisition of such Principal Property by us or a Restricted Subsidiary, whether or not assumed by us or such Restricted Subsidiary, provided that no such Lien may extend to any other Principal Property of ours or of any Restricted Subsidiary.

•

Any Lien on any Principal Property (including any improvements on an existing Principal Property) of ours or of any Restricted Subsidiary, and any Lien on the shares of stock of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding such Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property (or to secure Indebtedness incurred by us or a Restricted Subsidiary for the purpose of financing all or any part of such cost); provided that such Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement or commencement of commercial operation of such Principal Property and provided, further, that no such Lien may extend to any other Principal Property of us or any Restricted Subsidiary, other than any theretofore unimproved real property on which the Principal Property is so constructed or developed or the improvement is located.

•	Any Lien on any Principal Property or Restricted Securities to secure debt owing to us or to another Restricted Subsidiary.

•

Any Lien in favor of governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure debt incurred to finance the purchase price or cost of constructing or improving the property subject to such Lien.

•	Any Lien created in connection with a project financed with, and created to secure, non-recourse indebtedness.

•

Carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings.

•

Liens (other than Liens imposed by Employee Retirement Income Security Act of 1974) on the property of ours or any of our Restricted Subsidiaries incurred, or pledges or deposits required, in connection with workmen’s compensation, unemployment insurance and other social security legislation.

•

Liens securing taxes that remain payable without penalty or which are being contested in good faith by appropriate proceedings where collection thereof is stayed; provided that we have or any Restricted Subsidiary has set aside on its books reserves with respect to such taxes (segregated to the extent required by GAAP) deemed by it to be adequate.

•

Any right which any municipal or governmental body or agency may have by virtue of any franchise, license or contract to purchase or designate a purchaser of, or order the sale of, any property of ours upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate our property and business.

•	Any Liens, neither assumed by us or any Restricted Subsidiary or on which we or any Restricted Subsidiary customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by us or any Restricted Subsidiary for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes.

•

Easements or reservations in any property of ours or of any Restricted Subsidiary for the purpose of roads, pipe lines, gas transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other like purposes, and zoning ordinances, regulations and restrictions which do not impair the use of such property in the operation of the business of ours or of any Restricted Subsidiary.

•

Any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in above, provided that the debt secured thereby may not exceed the principal amount of debt so secured at the time of such renewal or refunding, and that such renewal or refunding Lien must be limited to all or any part of the same property and improvements thereon, shares of stock or debt that secured the Lien renewed or refunded.

•

Any Lien not permitted above securing debt that, together with the aggregate outstanding principal amount of other secured debt that would otherwise be subject to the foregoing restrictions (excluding debt secured by Liens permitted under the foregoing exceptions) and the Attributable Debt in respect of all Sale and Leaseback Transactions (not including Attributable Debt in respect of any such Sale and Leaseback Transactions described in the third and fourth “bullet points” in “Limitations on Sale and Leaseback Transactions”) would not then exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale/Leaseback Transactions

We agree that we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

•

we or a Restricted Subsidiary would be entitled, without securing the outstanding securities under the senior indenture, to incur debt secured by a Lien on the Principal Property that is the subject of such Sale and Leaseback Transaction;

•	the Attributable Debt associated therewith would be in an amount permitted under the “basket” described above under “Limitation on Liens”;

•

the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction are used for the business and operations of us or any subsidiary; or

•

within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction is applied to the prepayment (other than mandatory prepayment) of any outstanding securities issued under the senior indenture or Funded Indebtedness of ours or of a Restricted Subsidiary (other than Funded Indebtedness that is held by us or any Restricted Subsidiary or Funded Indebtedness of ours that is subordinate in right of payment to any outstanding securities issued under the senior indenture).

Glossary

“Attributable Debt” means, as to any particular Sale and Leaseback Transaction under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by that Person under the lease during the remaining term thereof (excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents), discounted from the respective due dates thereof at the weighted average of the rates of interest (or yield to maturity, in the case of senior debt securities originally sold at a discount) borne by the debt securities then outstanding under the senior indenture, compounded annually.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) that under generally accepted accounting principles, or GAAP, would be included on a consolidated balance sheet of ours and our subsidiaries after deducting therefrom (A) all current liabilities, provided, however, that there will not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same has not been finally determined, (B) appropriate allowance for minority interests in common stocks of subsidiaries and (C) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on the consolidated balance sheet.

“Funded Indebtedness” as applied to any Person, means all debt of that Person maturing after, or renewable or extendable at that Person’s option beyond, 12 months from the date of determination.

“Lien” means any lien, mortgage, pledge, encumbrance, charge or security interest securing debt; provided, however, that the following types of transactions will not be considered for purposes of this definition to result in a Lien: (1) any acquisition by us or any of our Restricted Subsidiaries of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (2) any conveyance or assignment whereby we or any Restricted Subsidiary convey or assign to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (3) any Lien upon any property or assets either owned or leased by us or any Restricted Subsidiary or in which we or any Restricted Subsidiary own an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the property or assets (or property or assets with which it is unitized) the payment to that Person or Persons of our or a Restricted Subsidiary’s proportionate part of such development or operating expenses or (4) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection therewith.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any property located in the United States, except any property that in the opinion of our board of directors is not of material importance to the total business conducted by us and our consolidated subsidiaries.

“Restricted Securities” means shares of stock or debt of any Restricted Subsidiary.

“Restricted Subsidiary” means any subsidiary that owns or leases Principal Property.

“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which we or any Restricted Subsidiary lease any Principal Property that has been or is to be sold or transferred by us to that Person, other than (1) a lease for a term, including renewals at the option of the lessee, of not more than three years or classified as an operating lease under GAAP, (2) leases between us and a Restricted Subsidiary or between Restricted Subsidiaries, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the Principal Property and (4) the ground lease for ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103.

Consolidation, Merger and Sale of Assets

The Indentures generally permit a consolidation or merger between us and another entity. They also permit the sale by us of all or substantially all of our assets. We have agreed, unless we inform you otherwise in the prospectus supplement, however, that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

•	immediately after giving effect to the transaction, no default or event of default under either of the Indentures would have occurred and be continuing or would result from the transaction;

•

we are the continuing corporation or, if we are not the continuing corporation, the resulting entity is organized and existing under the laws of any United States jurisdiction and assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the Indenture and those debt securities; and

•	we provide the trustee with a certificate and a legal opinion, each stating that the applicable Indenture permits the transaction.

Under the senior indenture, if we engage in any of these transactions that result in any Principal Property or shares of stock or debt of any Restricted Subsidiary becoming subject to any Lien and unless we are otherwise able to create that Lien, the senior debt securities (so long as those senior debt securities are entitled to the protection of the “Limitation on Liens” covenant) will be secured to at least the same extent as the debt that would become secured by the Lien as a result of the transaction.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following are events of default for a series of debt securities:

•	our failure to pay interest on that series of debt securities for 30 days after it becomes due and payable;

•	our failure to pay principal of or any premium on that series of debt securities when due;

•

our failure to comply with any of our covenants or agreements for that series of debt securities or in the applicable Indenture (other than an agreement or covenant that we have included in such Indenture solely for the benefit of less than all series of debt securities) for 60 days after the trustee or the holders of at least 25% in principal amount of all outstanding debt securities affected by that failure provide written notice to us;

•

the default under any agreement under which we have or any Restricted Subsidiary has at the time outstanding debt in excess of $100,000,000 and, if that debt has not already matured, it has been accelerated and the acceleration is not rescinded within 30 days after we receive notice from the trustee or the holders of at least 25% in principal amount of all outstanding debt securities of a series so long as, prior to the entry of judgment in favor of the trustee for payment of the debt securities of that series, we do not cure the default, or the default under the agreement has not been waived;

•	various events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of a series of debt securities of any default or event of default (except in any payment on that series of debt securities) if the trustee considers it in the interest of the holders of that series of debt securities to do so.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities affected, voting as one class) may require us to pay on an accelerated basis the principal of and all accrued and unpaid interest on those debt securities. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or of all debt securities affected, voting as one class) may in some cases rescind this accelerated payment requirement.

If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the applicable Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

The holders of a majority in principal amount of debt securities of any series have the right to waive past defaults under the applicable Indenture that relate to that series except for a default in the payment on the debt securities or a provision that can only, under the applicable Indenture, be modified or amended if all holders that are affected consent.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee.

The Indentures require us to file each year with the trustee a written statement as to our compliance with the covenants contained in the Indentures.

Modification and Waiver

We and each guarantor (if any) may amend or supplement either of the Indentures if the holders of a majority in principal amount of the outstanding debt securities of all series that the amendment or supplement affects (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the principal of the debt security or change its stated maturity;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt security;

•	impair the holder’s right to convert or exchange any debt security;

•	reduce the percentage of principal amount of debt securities whose holders must consent to an amendment to or supplement of the applicable Indenture;

•	reduce the percentage of principal amount of debt securities necessary to waive compliance with some of the provisions of the applicable Indenture; or

•

modify provisions relating to amendment or waiver, except to increase percentages or to provide that other provisions of the applicable Indenture cannot be amended or waived without the consent of each holder affected.

We and each guarantor (if any) may amend or supplement either of the Indentures or waive any provision of such Indenture without the consent of any holders of debt securities in various circumstances, including:

•	to provide for the assumption of our obligations under the applicable Indenture and the debt securities by a successor;

•	to add covenants that would benefit the holders of any debt securities or to surrender any of our rights or powers;

•	to provide for the issuance of additional securities, including debt securities of a particular series, under the applicable Indenture;

•	to add events of default;

•	to provide any security for or guarantees of any series of debt securities;

•	to provide for the form or terms of any series of debt securities;

•	to appoint a successor trustee or to provide for the administration of the trusts under the applicable Indenture by more than one trustee;

•	to cure any ambiguity, omission, defect or inconsistency that does not adversely affect the interests of the holders of outstanding debt securities of any series;

•

to make any change to the extent necessary to permit or facilitate defeasance or discharge of any series of debt securities that does not adversely affect the interests of the holders of outstanding debt securities of any series;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to permit the qualification of the applicable Indenture under the Trust Indenture Act;

•	to change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

•

to add to, change or eliminate any of the provisions of the applicable Indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination not otherwise permitted shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any such debt security with respect to such provision or shall become effective only when there is no such debt security outstanding;

•	reflect the release of any guarantor of its obligations under the guarantee, in the manner provided by the indenture; or

•	to make any change that does not affect the rights of any holder.

The holders of a majority in principal amount of the outstanding debt securities under either Indenture may waive our obligations to comply with various covenants, including those relating to:

•	our obligation to secure the debt securities in the event of mergers, consolidations and sales of assets;

•	corporate existence;

•	with respect to the senior debt securities, the restrictions on Liens and Sale/Leaseback Transactions; and

•	defeasance.

When we use the term defeasance, we mean discharge from some or all of our obligations under either Indenture. If we deposit with the trustee funds or government securities the maturing principal and interest of which is sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	“legal defeasance,” which means that we and each guarantor (if any) will be discharged from our obligations with respect to the debt securities of that series; or

•

“covenant defeasance,” which means that we will no longer have any obligation to comply with the restrictive covenants under the applicable Indenture and any other restrictive covenants that apply to that series of the debt securities, and the related events of default will no longer apply to us.

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable Indenture, to provide temporary debt securities, to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities or to maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in law to that effect.

Subordination Provisions for Subordinated Debt Securities

Any subordinated debt securities issued under the subordinated indenture will be subordinate and subject in right of payment to the prior payment in full of all of our Senior Indebtedness. The following provisions will apply to the subordinated debt securities unless otherwise specified in the prospectus supplement:

Subject to any collateral, security, assurance or guarantee provided for the benefit of any series of subordinated debt securities, if any, the payment of principal, any premium and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances include the following circumstances:

•

we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

•	we file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; and

•

the maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “—Events of Default.”

In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default on our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of senior indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the senior indebtedness has been accelerated because of that event of default, this payment blockage upon notice cannot last more than 179 days.

These subordination provisions mean that if we are insolvent a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of ours that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated debt securities.

The subordinated indenture does not limit the amount of senior indebtedness we are permitted to have and we may in the future incur additional senior indebtedness.

“Senior Indebtedness” is defined in the subordinated indenture to mean, with respect to us,

(i)

the principal, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) in respect of (A) our indebtedness and obligations related thereto and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by us;

(ii)	all our capital lease, purchase money and similar obligations;

(iii)	all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement;

(iv)

all our obligations for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any commercial paper, any interest rate swap, any other hedging arrangement, or any obligation under options or any similar credit or other transaction;

(v)	all obligations for indemnification, contributions, earnouts, adjustments of purchase price or similar obligations;

(vi)	all obligations in respect of workers compensation claims, self-insurance, indemnities, bid performance, warranty release, appeal, surety and similar bonds;

(vii)	all obligations of the type referred to in clauses (i) through (vi) above of other Persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(viii)	all obligations of the type referred to in clauses (i) through (vii) above of other Persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us); and

(ix)

all renewals, extensions, modifications and refunding of obligations of the type referred to in clauses (i) through (viii) above; whether incurred on or prior to the date of the subordinated indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) any Additional Junior Indebtedness, (2) debt securities issued pursuant to the subordinated indenture and guarantees in respect of such debt securities, (3) our trade accounts payable arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to debt securities issued pursuant to the subordinated indenture), or (4) obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior in right of payment to debt securities issued pursuant to the subordinated indenture. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Additional Junior Indebtedness” is defined in the subordinated indenture to mean, without duplication and other than the subordinated debt securities, any indebtedness, liabilities, guarantees or obligations of ours or any of our subsidiaries, under debt securities (or guarantees in respect of debt securities or preferred securities) initially issued after the date of the subordinated indenture to any trust, or a trustee of a trust, partnership or other entity affiliated with us that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act of 1940) or other financing vehicle of ours or any subsidiary of ours in connection with the issuance by that entity of preferred securities or other securities that are issued on a pari passu basis with the subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Guarantee

To the extent provided in a prospectus supplement and either a supplemental indenture or a resolution of our board of directors, in each case, relating to a particular series of debt securities, each of our subsidiaries that becomes a guarantor of the debt securities of such series, and any of our subsidiaries that is a successor thereto, will fully, irrevocably, unconditionally and absolutely guarantee the due and punctual payment of the principal of, and premium, if any, and interest on such debt securities, and all other amounts due and payable under the applicable indenture and such debt securities by us to the trustee or the holders of such debt securities, however, such guarantors will not otherwise be subject to the covenants, obligations and duties provided for in the indenture solely in their capacity as guarantors.

Satisfaction and Discharge

The Indentures will cease to be of further effect and will be deemed to have been satisfied and discharged with respect to a particular series of debt securities, when the following conditions have been satisfied:

•

all debt securities of that series have been delivered to the trustee for cancellation, or all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year, and we:

•

irrevocably deposit with the trustee, in trust, funds sufficient to pay and discharge the entire indebtedness on the senior debt securities of that series that had not been previously delivered for cancellation, for principal (and premium, if any) and interest, if any, to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable under the applicable Indenture or have made arrangements for any such payments satisfactory to the payee; and

•

we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions precedent provided for satisfaction and discharge of the Indenture have been complied with.

Governing Law

New York law governs the Indentures and the debt securities.

Trustee

U.S. Bank National Association is trustee under the Indentures. The Indentures contain limitations on the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize payment on property received for those claims, as security or otherwise. The trustee is permitted to engage in other transactions with us in the ordinary course of business. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Holders may exchange debt securities of any series for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable Indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

We have appointed the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security either:

•	during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of that notice; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee. At our option, however, we may make payments by check mailed to the holder’s registered address or, for global debt securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, we have designated the trustee as our paying agent for payments on debt securities issued under the Indentures. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money they are holding for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF GUARANTEE OF DEBT SECURITIES

To the extent provided in a prospectus supplement and either an indenture supplement or a resolution of our board of directors, in each case, relating to a particular series of debt securities, each of our subsidiaries that becomes a guarantor of the debt securities of such series, and any of our subsidiaries that is a successor thereto, will fully, irrevocably, unconditionally and absolutely guarantee the due and punctual payment of the principal of, and premium, if any, and interest on such debt securities, and all other amounts due and payable under the applicable indenture and such debt securities by us to the trustee or the holders of such debt securities, and any provisions permitting a release of such guarantee will be included in such prospectus supplement and indenture supplement or resolution, however, such guarantors will not otherwise be subject to the covenants, obligations and duties provided for in the indenture solely in their capacity as guarantors.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue a total of 1,300,000,000 shares of all classes of capital stock. Of those authorized shares, 1,200,000,000 are shares of common stock, 379,927,619 shares of which were outstanding as of July 3, 2017, and 100,000,000 are shares of preferred stock. Of the authorized preferred stock, there are 20,000,000 shares designated as Convertible Preferred Stock, Series A (none of which was outstanding on July 3, 2017), 30,000,000 shares designated as Convertible Preferred Stock, Series B (none of which was outstanding on July 3, 2017), 1,000,000 shares designated as Series C Participating Preferred Stock (none of which was outstanding on July 3, 2017), and 20,000 shares designated as Series E Non-Voting Perpetual Preferred Stock (all of which were outstanding on July 3, 2017).

The additional shares of our authorized stock available for issuance might be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the shareholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying shareholders the potential to sell their shares at a premium and entrenching current management.

The following description is a summary of the material provisions of our capital stock and various provisions of our certificate of incorporation and bylaws. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation and bylaws included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

As of July 3, 2017, there were 13,514 holders of record. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable. Subject to any preferential rights of any prior ranking class or series of capital stock, including the preferred stock, holders of our common stock are entitled to receive dividends on that stock, payable either in cash, property or shares out of assets legally available for distribution when, as and if authorized and declared by our board of directors and to share ratably in our assets legally available for distribution to our shareholders in the event of liquidation, dissolution or winding-up. Subject to various exceptions, we will not be able to pay any dividend or make any distribution of assets on shares of our common stock until we pay dividends on any shares of preferred stock then outstanding with dividend or distribution rights senior to our common stock.

Holders of our common stock are entitled to one vote per share on all matters voted on by our shareholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that holders of more than one-half of the outstanding shares of our voting securities will be able to elect all of the directors then standing for election and holders of the remaining shares will not be able to elect any director.

Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our bylaws.

Holders of our common stock will have no conversion, sinking fund or redemption rights.

Some provisions of the Oklahoma General Corporation Act, our certificate of incorporation and our bylaws may discriminate against holders of a substantial amount of the shares of our common stock. See “—Oklahoma Law” and “—Certificate of Incorporation and Bylaws.” Similarly, some provisions of our certificate of incorporation and our bylaws may have the effect of delaying, deferring or preventing a change-in-control with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series or class the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or redemption, as are permitted by Oklahoma law and as are stated in the resolution or resolutions adopted by the board providing for the issuance of shares of that series or class.

Our board has authorized series designated as Convertible Preferred Stock, Series A and Convertible Preferred Stock, Series B. Our board has also authorized a series designated as Series C Participating Preferred Stock, which relates to our Second Amended and Restated Rights Agreement. No shares of Series C Participating Preferred Stock were issued, and the Second Amended and Restated Rights Agreement expired February 4, 2013, and was not renewed. Our board has further authorized a series of preferred stock designated as Series E Non-Voting Perpetual Preferred Stock, which is expected to pay quarterly dividends on each share, when, as and if declared by our board, at a rate of 5.5% per year. In April 2017, through a wholly owned subsidiary, we issued and contributed 20,000 shares of Series E Preferred Stock to ONEOK Foundation, Inc. for use in future charitable and nonprofit causes. No other shares of Series E Non-Voting Perpetual Preferred Stock have been issued.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock. The issuance of our preferred stock is also subject to our certificate of incorporation.

Preemptive Rights

No holder of any shares of any class of our stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities, convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

Oklahoma Law

Oklahoma Takeover Statute

We are subject to Section 1090.3 of the Oklahoma General Corporation Act. In general, Section 1090.3 prevents an “interested shareholder” from engaging in a “business combination” with an Oklahoma corporation for three years following the date that person became an interested shareholder, unless:

•

prior to the date that person became an interested shareholder, our board of directors approved the business combination or the transaction in which the interested shareholder became an interested shareholder;

•

upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•

on or subsequent to the date of the transaction in which that person became an interested shareholder, the business combination was approved by our board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder.

Section 1090.3 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and an interested shareholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving an interested shareholder;

•	subject to limited exceptions, any transaction that results in the issuance or transfer by the corporation of the stock of the corporation to an interested shareholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

For purposes of the description above and Section 1090.3, the term “corporation” also includes our majority-owned subsidiaries. In addition, Section 1090.3, defines an “interested shareholder” as an entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person.

Oklahoma Control Share Provisions

Our certificate of incorporation provides that we are not subject to the control share provisions of the Oklahoma General Corporation Act. With exceptions, these provisions prevent holders of more than 20% of the voting power of the stock of an Oklahoma corporation from voting their shares. If we were to become subject to the control share provisions of the Oklahoma General Corporation Act in the future, this provision may delay the time it takes anyone to gain control of us.

Certificate of Incorporation and Bylaws

Exculpation

Our certificate of incorporation provides that our directors and officers will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless:

•	the director or officer has breached his or her duty of loyalty to ONEOK or its shareholders;

•	the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•

the director served at the time of payment of an unlawful dividend or an unlawful stock purchase or redemption, unless the director was absent at the time the action was taken or dissented from the action; or

•	the director or officer derived an improper personal benefit from the transaction.

Indemnification

We will generally indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she:

•	is or was our director, officer, employee or agent; or

•

is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or as a member of any committee or similar body.

Any indemnification of our directors, officers or others pursuant to the foregoing provisions for liabilities arising under the Securities Act are, in the opinion of the SEC, against public policy as expressed in the Securities Act and are unenforceable.

Shareholder Action; Special Meeting of Shareholders

Our certificate of incorporation eliminates the ability of our shareholders to act by written consent. Our bylaws provide that special meetings of our shareholders may be called only by a majority of the members of our board of directors.

Advance Notice Requirements for Shareholder Proposals

At any annual meeting of our shareholders, the only business that shall be brought before the meeting is that which is brought:

•	pursuant to our notice of meeting;

•	by or at the discretion of our board of directors; or

•	by any of our shareholders of record at the time the notice is given, who are entitled to vote at the meeting and who comply with the notice procedures set forth in our bylaws as summarized below.

For business to be properly brought before an annual meeting by a shareholder pursuant to the immediately preceding clause, the shareholder must have given timely notice in writing to our secretary. To be timely as to an annual meeting of shareholders, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date our proxy statement is released to shareholders in connection with the previous year’s annual meeting; provided however, that if the date of the meeting is changed by more than 30 days from the date of the previous year’s meeting, notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of that date was made. The shareholder notice shall set forth as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of and the reasons for proposing the matter at the meeting;

•	with respect to the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made:

•	the name and address of such person;

•	the class or series and number of shares of ONEOK which are owned beneficially and of record by such person and any affiliates or associates of such person;

•

the name of each nominee holder of shares of all stock of ONEOK owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of ONEOK held by each such nominee holder;

•

whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of ONEOK; and

•

whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of ONEOK) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of ONEOK;

•	a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting;

•	any material interest of the shareholder of record, the beneficial owner, if any, on whose behalf the proposal is made, or any affiliate or associate of any of the foregoing, in the proposal;

•

a description of all agreements, arrangements and understandings between the shareholder, the beneficial owner, if any, on whose behalf the proposal is made or any affiliate or associate of any of the foregoing, and any other person or persons (including their names) in connection with the proposal of the business by the shareholder; and

•

all other information that would be required to be disclosed by such person as a participant in a solicitation of proxies for the election of directors in a contested election, or would be otherwise required to be disclosed in connection with such solicitation, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders.

Higher Vote for Some Business Combinations and Other Actions

Subject to various exceptions, including acquiring 85% of the outstanding shares less shares owned by related persons in a single transaction, a business combination (including, but not limited to, a merger or consolidation, the sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets in excess of $5,000,000, various issuances and reclassifications of securities and the adoption of a plan or proposal for liquidation or dissolution) with or upon a proposal by a related person, who is a person that is the direct or indirect beneficial owner of more than 10% of the outstanding voting shares of our stock (subject to various exceptions), and any affiliates of that person, shall require, in addition to any approvals required by law, the approval of the business combination by either:

•	a majority vote of all of the independent directors; or

•

the holders of at least 66-2/3% of the outstanding shares otherwise entitled to vote as a single class with the common stock to approve the business combination, excluding any shares owned by the related person.

In addition, our certificate of incorporation provides that our bylaws may only be adopted, amended or repealed by a majority of the board of directors or by 80% of our shareholders, voting as a class. Our certificate of incorporation also requires the affirmative vote of 80% of our shareholders to amend, repeal or adopt provisions in our certificate of incorporation relating to, among other things,

•	the number of directors and the manner of electing those directors, including the election of directors to newly created directorships;

•	provisions relating to changes in the bylaws;

•	a director’s personal liability to us or our shareholders;

•	shareholder ratification of various contracts, transactions and acts; and

•	voting requirements for approval of business combinations.

Transactions with Interested Parties

Our certificate of incorporation provides that, in the absence of fraud, no contract or other transaction will be affected or invalidated by the fact that any of our directors are in any way interested in or connected with any other party to the contract or transaction or are themselves parties to the contract or transaction, provided that the interest is fully disclosed or otherwise known to our board of directors at the meeting of the board at which the contract or transaction is authorized or confirmed, and provided further that a quorum of disinterested directors is present at the meeting of our board of directors authorizing or confirming the contract or transaction and the contract or transaction is approved by a majority of the quorum, and no interested director votes on the contract or transaction. Any contract, transaction or act entered into or taken by us or our board or any committee thereof that is ratified by a majority of a quorum of the shareholders having voting power at any annual meeting, or any special meeting called for that purpose, will be valid and binding as though ratified by all of our shareholders. Any director may vote upon any contract or other transaction between us and any subsidiary corporation without regard to the fact that he is also a director of that subsidiary corporation. No contract or agreement between us and any other corporation or party that owns a majority of our capital stock or any subsidiary of that other corporation shall be made or entered into without the affirmative vote of a majority of the whole board of directors at a regular meeting of the board.

Transfer Agent and Registrar

The current transfer agent and registrar for our common stock is Wells Fargo Shareholder Services, a division of Wells Fargo Bank, N.A.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE CONTRACT UNITS

We may issue stock purchase contracts for the purchase of our securities or securities of an entity unaffiliated or affiliated with us, a basket of such securities or any combination of the above as specified in the applicable prospectus supplement. Each stock purchase contract will entitle the holder thereof to purchase, and obligate us to sell, on specified dates, such securities, at a specified purchase price, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase such securities, any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract and, if applicable, the identity of any of our subsidiaries guaranteeing our obligations with respect to such stock purchase contracts. Stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, the prepaid stock purchase contracts will be issued under one of the Indentures. The stock purchase contracts may be issued separately or as part of a stock purchase contract unit that consists of (a) a stock purchase contract and (b) senior or subordinated debt securities, or preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contract units, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the general terms of any stock purchase contracts or stock purchase contract units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the stock purchase contracts, (b) the collateral arrangements and depository arrangements, if applicable, relating to such stock purchase contracts or stock purchase contract units and (c) if applicable, the prepaid stock purchase contracts and the documents pursuant to which such prepaid stock purchase contracts will be issued. Some of the material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase contract units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights (to be set forth in the applicable prospectus supplement) include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

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in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

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in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase such number of shares of preferred stock of such series upon such exercise;

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in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase such number of shares of common stock upon such exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

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in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell our securities through agents, underwriters or dealers, or directly to purchasers.

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best-efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use one or more underwriters in the offer or sale of our securities.

•	If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.

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We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriter(s) will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, or be customers of ONEOK and its affiliates in the ordinary course of business.

Other than our common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the New York Stock Exchange. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any securities.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by GableGotwals, Tulsa, Oklahoma, except that Fried, Frank, Harris, Shriver  & Jacobson LLP, New York, New York, will pass upon such matters to the extent governed by New York law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to ONEOK, Inc.’s Current Report on Form 8-K dated July 6, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.